Exhibit 99.1

1301 MCKINNEY STREET SUITE 2800 HOUSTON, TX 77010

NEWS RELEASE

ZAZA ENERGY PROVIDES CORPORATE UPDATE

Hess agrees to early release of escrow, resulting in $11.5MM net cash proceeds to ZaZa

Early lender payment requirements have now been completed

HOUSTON, TX (February 7, 2013) - ZaZa Energy Corporation (“ZaZa” or the “Company”) (NASDAQ: ZAZA) today provided updates on certain corporate events.

The Company has agreed with Hess to an early release of $15 million of the Company’s money held in escrow.  This release was part of a broader transaction that also included: (i) termination of the Company’s overriding royalty interests in certain assets in the Paris Basin, France; (ii) Hess’s release of an interest in the Company’s litigation against certain third parties; and (iii) the payment of $3.5 million of the escrowed funds to Hess.  The remaining $11.5 million was released to ZaZa, and these proceeds, combined with approximately $1.1 million of cash on hand, were used to reduce the Senior Secured debt from $26.8 million to $15.0 million. All previously required early pay downs to the Senior Secured holders have now been completed.

ZaZa CEO Todd Brooks commented, “We are pleased to have successfully fulfilled all of the early pay down mandates from our Senior Secured lenders dating back to the July 2012 ZaZa Hess Division of Assets. We look forward to providing operational updates on both our South Texas and East Texas JVs in the coming weeks, and to hosting our 2013 fourth quarter and year-end earnings call.”

About ZaZa Energy Corporation

Headquartered in Houston, Texas, ZaZa Energy Corporation is a publicly-traded exploration and production company with primary assets in the Eagle Ford and Eaglebine/Eagle Ford East resource plays in Texas.  More information about the Company may be found at www.zazaenergy.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical fact, including without limitation, statements and projections regarding the Company’s future financial position, operations, performance, business strategy, returns, budgets, reserves, levels of production and costs, statements regarding future commodity prices and statements regarding the plans and objectives of the Company’s management for future operations, are forward-looking statements.  The Company’s forward looking statements are typically preceded by, followed by or include words such as “will,” “may,” “could,” “would,” “should,” “likely,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “goal,” “project,” “plan,” “intend” and similar words or expressions.  The Company’s forward-looking statements are not guarantees of future performance and are only predictions and statements of the Company’s beliefs based on assumptions that may prove to be inaccurate.  Forward-looking statements involve known, unknown or currently unforeseen risks and uncertainties that may be outside of the Company’s control and may cause the Company’s actual results and future developments to differ materially from those projected in, and contemplated by, such forward-looking statements.  Risks, uncertainties and other factors that could

713-595-1900 (OFFICE)  •  713-595-1919 (FAX)  •  WWW.ZAZAENERGY.COM

PAGE | 2

cause the Company’s actual results to materially differ from the expectations reflected in the Company’s forward-looking statements are listed in the reports and other filings that the Company has filed and may file with the Securities and Exchange Commission.  Any forward-looking statements made by the Company in this news release are based only on information currently available to the Company and speak only as of the date on which they are made.  The Company undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future developments or otherwise.

# # #

JMR Worldwide

Jay Morakis, Partner

+1 212-266-0191

jmorakis@jmrww.com